190 Carondelet Plaza, Suite 600 St. Louis, MO 63105 Main: 314.480.1500 Fax: 314.480.1505	Exhibit 5.6

July 12, 2013

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Re:	Sealy Mattress Company of Kansas City, Inc.

Registration Statement on Form S-4 in connection with $375,000,000

Aggregate Principal Amount of 6.875% Senior Notes due 2020.

Ladies and Gentlemen:

We have acted as special local counsel to Sealy Mattress Company of Kansas City, Inc., a Missouri corporation (“Sealy Kansas City”) in connection with that certain Registration Statement on Form S-4 (the “Registration Statement”) filed by Tempur Sealy International, Inc. (the “Issuer”) and certain subsidiaries of the Issuer, including Sealy Kansas City, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Issuer of the Issuer’s $375,000,000 in aggregate principal amount of 6.875% Senior Notes due 2020 (the “Exchange Notes”) and the guarantee as to the payment of principal and interest on the Exchange Notes as set forth in Article 10 of the “Indenture” (as such term is hereinafter defined) (the “Exchange Note Guarantees”) by subsidiaries of the Issuer (including Sealy Kansas City). Pursuant to the prospectus forming a part of the Registration Statement, the Issuer is offering to exchange in the exchange offer up to $375,000,000 aggregate principal amount of Exchange Notes for a like principal amount of its outstanding 6.875% Senior Notes due 2020 (the “Old Notes”) which have not been registered under the Act, and to exchange the Exchange Note Guarantees for the existing guarantees as to the payment of principal and interest on the Old Notes by certain subsidiaries of the Issuer. The Exchange Notes and the Exchange Note Guarantees will be registered under the Act as set forth in the Registration Statement and will be issued pursuant to the provisions of an Indenture dated as of December 19, 2012, among the Issuer, other subsidiaries of the Issuer listed on the signature pages thereof and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Base Indenture”), to which newly acquired subsidiaries of the Issuer, including Sealy Kansas City, became parties thereto by executing that certain Supplemental Indenture dated as of March 18, 2013 (the “Supplemental Indenture”). The Base Indenture and the Supplemental Indenture are referred to collectively hereinafter as the “Indenture.” This opinion is being delivered in connection with an opinion required by Item 601(b)(5) of Regulation S-K under the Act. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred beyond the opinions expressly so stated.

Tempur Sealy International, Inc.

July 12, 2013

Section 1. The documents we have examined for purposes of this opinion are the following documents:

1.1. Originals as signed, or copies of originals showing signatures and identified to us as true copies of originals as signed, of the following documents each dated as set forth herein:

(a) The Indenture, including the provisions relating to the Exchange Note Guarantees;

(b) An undated specimen form of the Exchange Notes;

(c) Sealy Mattress Company of Kansas City, Inc. – Action by Unanimous Written Consent of the Board of Directors in Lieu of a Meeting dated as of March 18, 2013 as certified by the corporate secretary of Sealy Kansas City in the Opinion Certificate as hereinafter defined; and

(d) The Certificate of the Secretary of Sealy Kansas City dated as of even date herewith with respect to certain facts necessary for this opinion (the “Opinion Certificate”).

1.2. We have also examined:

(a) The Amended and Restated Articles of Incorporation of Sealy Kansas City certified by the Secretary of State of Missouri dated March 13, 2013 (the “Amended and Restated Articles”) and as further certified by the corporate secretary of Sealy Kansas City in the Opinion Certificate;

(b) The Bylaws of Sealy Kansas City certified by the corporate secretary of Sealy Kansas City in the Opinion Certificate (the “Bylaws”); and

(c) The Good Standing Certificate of the Secretary of State of Missouri issued with respect to Sealy Kansas City dated July 12, 2013 (the “Good Standing Certificate”).

The documents listed in Sections 1.1(a) and 1.1(b) above are hereinafter collectively referred to as the “Transaction Documents.” The Amended and Restated Articles and the Bylaws are hereinafter collectively referred to as the “Organizational Documents”. The Amended and Restated Articles and the Good Standing Certificate are hereinafter collectively referred to as the “Public Documents”. All of the documents set forth in Subsections 1.1 and 1.2 are hereinafter collectively referred to as the “Documents.”

Tempur Sealy International, Inc.

July 12, 2013

In rendering the following opinions, as to factual matters that affect our opinions, we have relied on (and assumed the accuracy of) representations and warranties of Sealy Kansas City set forth in the Transaction Documents, certificates, statements and other representations of officers of Sealy Kansas City set forth in the Opinion Certificate and the statements of public officials set forth in the Public Documents. We have also assumed the legal capacity of all natural persons and the genuineness of all signatures. We have further assumed that the information upon which we have relied is accurate, that none of such information, if any, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements made, in light of the circumstances in which they are made, not misleading. We have not reviewed other records, documents, certificates or instruments, or conducted any other investigations (beyond our review of the Documents) for purposes of rendering the opinions expressed below.

Section 2. Based on the foregoing and in reliance thereon and on the assumptions and subject to the qualifications and limitations set forth in this opinion, we are of the opinion that:

2.1. Sealy Kansas City is a corporation validly existing and in good standing under the laws of Missouri.

2.2. Sealy Kansas City had all necessary corporate power and authority to execute and deliver the Supplemental Indenture when executed and delivered and had and has all necessary corporate power and authority to perform its obligations under the Indenture.

2.3. Neither the execution or delivery of the Supplemental Indenture was, nor the performance by Sealy Kansas City of the Indenture, is in contravention of or in conflict with any term or provision of the Organizational Documents, or the statutes, regulations or other laws of Missouri.

Section 3. Our opinions are based on the assumptions upon which we have relied and are subject to the qualifications and limitations set forth in this letter including the following:

3.1. Without limiting the foregoing, no opinion is expressed herein with respect to (a) the qualification of the Exchange Notes or the Exchange Note Guarantees under the securities or blue sky laws of any federal, state or any foreign jurisdiction, or (b) the compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

Tempur Sealy International, Inc.

July 12, 2013

This opinion may only be used in connection with the Registration Statement, it is limited to matters governed by the General and Business Corporation Law of Missouri and only as to the matters expressly set forth herein; no opinion should be inferred as to any other matter. We specifically acknowledge that the law firm of Bingham McCutchen LLP will rely upon this opinion letter in connection with the opinion letter to be filed by such firm with respect to the Registration Statement. This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments including without limitation, future changes in applicable law that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,

/s/    Husch Blackwell LLP

Husch Blackwell LLP